Exhibit 99.1

FOR IMMEDIATE RELEASE

Calumet Specialty Products Partners, L.P. Launches 2020 Phase II Self-Help Initiatives Expected to Contribute Approximately $40 Million of Incremental Adjusted EBITDA
Includes multiple Specialty Products earnings growth initiatives and G&A reductions
INDIANAPOLIS - (PR NEWSWIRE) - January 21, 2020 - Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership” or “Calumet”), a leading independent producer of specialty hydrocarbon and fuels products, today released details on its 2020 expectation for Phase II of its Self-Help program. This three-year program was launched in early 2019 following the successful completion of the Partnership’s prior Phase I program that delivered $182 million of incremental Adjusted EBITDA from 2016 through 2018. Phase II of the program remains on track to deliver an expected $100 million of incremental Adjusted EBITDA from 2019 through 2021.
Strategic Highlights:

•	Delivered approximately one third, or $30 million, of the three-year (2019-2021) $100 million of incremental Adjusted EBITDA Phase II Self-Help goal in 2019

•
Launched new specialty products growth initiatives, which include two debottlenecking projects, further rationalization and replacement of low margin tolling agreements, and additional finished lubricant expansion projects

•	Announced new expense reduction plans designed to right-size General and Administrative (G&A) spending, which are expected to yield annual cost savings of approximately $20 million

“Our Phase I and Phase II Self-Help efforts have delivered over $210 million in incremental Adjusted EBITDA since 2016, and these results have been instrumental in growing our bottom line profitability and providing an improved platform for future growth,” said Tim Go, Chief Executive Officer of Calumet. “We plan to continue driving specialty products growth, as well as improving our transportation, logistics and procurement costs.”

Go continued, “In 2020, we are prioritizing a number of strategic growth initiatives designed to accelerate our transformation, specifically in the lubricating oils and finished lubricants businesses. We believe these collective efforts and a stronger cultural focus on driving organic growth can help us deliver approximately $20 million of incremental Adjusted EBITDA in 2020.”

Go concluded, “Lastly, given the divestiture of multiple non-core assets over the last few years and the improved business processes and data analytics resulting from our ERP conversion, we are engaged in reorganizing and realigning the corporate activities within our portfolio. These efforts are expected to result in an additional annual cost savings of approximately $20 million in Adjusted EBITDA. We look forward to updating our investors and other stakeholders on our progress on these goals throughout 2020.”

Specialty Growth Initiatives

Specifically, there are three key workstreams that are expected to drive the $20 million of incremental Adjusted EBITDA this year in Specialty Products. The first is focused on the Partnership’s Lubricating Oils business and includes debottleneck projects at the Princeton facility in the first quarter and another at the Shreveport facility, which was just completed in the fourth quarter of 2019. Additionally, Calumet has identified further opportunities to rationalize and replace lower margin businesses and tolling agreements to drive better margin capture in the future.

The second workstream is focused on the Partnership’s Finished Lubricants & Chemicals business and includes debottleneck projects to meet increased demand for engineered fuels and capturing packaging line cost efficiencies.

The third workstream expected to contribute incremental Adjusted EBITDA is the Partnership’s ongoing initiative to improve transportation, logistics, and procurement costs. We have identified further opportunities to drive costs lower, through the capturing of efficiencies and improvement of our logistics infrastructure much of which has been enabled through better leveraging of our ERP platform.

In total, these efforts are expected to help drive the Partnership to its near-term goals of Specialty Products segment Gross Profit per barrel of $40 and its EBITDA margins over 15%.

Cost Reduction Plan

Calumet has achieved many key milestones over the past five years, including divestitures of four non-core assets, integration of a new ERP system and recent re-segmentation of corporate G&A activities. We believe these achievements now allow the business to undertake a planned reduction in its G&A spending in 2020, which is expected to result in annual Adjusted EBITDA improvement of approximately $20 million.

The primary reductions will focus on reducing outside services, facility fixed costs, and corporate staffing. The Partnership expects to incur approximately $10 million in one-time costs over the course of 2020 to implement this program.

Non-GAAP Financial Measures

The preliminary expected forward-looking incremental Adjusted EBITDA contained in this press release is provided only on a non-GAAP basis due to the inherent difficulty of calculating items that would be included in Net income (loss) on a GAAP basis. As a result, reconciliation of forward-looking incremental Adjusted EBITDA to GAAP Net income (loss) is not available without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP net income would vary substantially from the amount of projected incremental Adjusted EBITDA, and Calumet is unable to address the probable significance of information that is currently unavailable. It is expected that incremental Adjusted EBITDA, when reported, will reflect the exclusion of, among other things, interest expense, depreciation and amortization, and income taxes.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates ten manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute "forward-looking statements." The words "believe," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could" or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and transformation efforts, (ii) our expectation regarding expense reduction plans and (iii) statements regarding future Adjusted EBITDA contributions attributable to Phase II of our multi-year self-help program. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers' unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; impact of possible divestitures of assets or business; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges, Phone: 312-445-2870, CLMT@alpha-ir.com